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                                                                   EXHIBIT 10.70

                          INVENTORY PURCHASE AGREEMENT


          This Inventory Purchase Agreement, effective as of December 9, 1996, is made and entered into by and between Brylane, L.P., a Delaware limited partnership ("Brylane"), and The TJX Companies, Inc., a Delaware corporation ("TJX").

          WHEREAS, Chadwick's, Inc., a wholly-owned subsidiary of TJX ("COB"), is a catalog retailer of off-price women's apparel and other merchandise and TJX is an off-price retailer of similar merchandise;

          WHEREAS, for a number of years COB has had excess inventory which it has liquidated by sales to TJX, among others; and

          WHEREAS, Brylane has agreed to purchase substantially all of the assets of COB from TJX (the "Asset Acquisition");

          WHEREAS, in connection with the Asset Acquisition, Brylane and TJX desire to enter into an arrangement for the sale to TJX of certain excess inventory upon terms and conditions similar to those previously agreed to by TJX and COB; and

          NOW, THEREFORE, the parties agree as follows:

          1. The term of this Agreement shall be for the period beginning as of the date hereof and ending January 29, 2000 (the "Term").

          2. Subject to the terms and conditions of this Agreement, in each Contract Year (as defined below) Brylane shall, consistent with the past practices of COB, make all Excess Inventory (as defined below) available for sale to TJX. As used herein, "Contract Year" shall mean the twelve-month period ending on the last Saturday in January in each calendar year of the Term (except that the first Contract Year shall commence on the date hereof and end on the last Saturday in January 1997) and "Excess Inventory" shall mean all of the first quality merchandise purchased for sale through the Chadwick's of Boston Ltd. catalogs that Brylane does not sell through either the Chadwick's of Boston, Ltd. regular or sale catalogs or through the two existing COB outlet stores.

          3. From time to time and consistent with the past practices of COB, Brylane shall specify to TJX, in reasonable detail, the Excess Inventory to be made available for sale to TJX hereunder. Brylane shall use commercially reasonable efforts to make Excess Inventory available for sale to TJX at times and in quantities consistent with the past course of dealing between COB and TJX. Within seven (7) business days after any such Excess Inventory has been made available to TJX for inspection, TJX may offer to purchase
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the Excess Inventory at a       *      , it being the intention of the parties
that they are to deal with each other fairly and consistent with the past practice of COB and TJX. Any such offer from TJX shall be deemed to include a representation and warranty that any price offered by TJX complies with the requirements of the immediately preceding sentence. In all events, TJX shall be required to offer to purchase Excess Inventory having a value, measured by
Brylane's original retail price for the merchandise, of at least      *
during each Contract Year (the "Annual Minimum"), except that during the first
Contract Year the Annual Minimum shall be the product of      *     times the
quotient obtained by dividing the number of days in the first contract year by 365; in each case, reduced as provided in Section 4.

          4. Within five (5) business days after receipt of an offer from TJX pursuant to Section 3, Brylane shall advise TJX whether it wishes to accept TJX's offer. If Brylane shall reject any offer made by TJX in accordance with
Section 3, the Annual Minimum for the Contract Year in which the rejection occurs shall be reduced by the Brylane retail price of the merchandise for which the offer has been rejected.

          5. Brylane shall ship all Excess Inventory purchased by TJX hereunder as soon as reasonably practicable F.O.B., West Bridgewater, Massachusetts. TJX shall make payment to Brylane within thirty (30) days from the date the goods are received. If TJX shall fail to make payment within 30 days, TJX shall pay to Brylane interest on the amount so owed at an annual rate equal to the rate of interest from time to time announced by the First National Bank of Boston as its prime rate until paid.

          6. In the event of any conflict between this Agreement and any purchase order, this Agreement shall prevail.

          7. The parties agree to use all reasonable efforts to resolve in an amicable manner any and all disputes between them in connection with this Agreement. In the event of the occurrence of a dispute which cannot otherwise be resolved by the parties, such dispute shall be referred to the respective Chief Executive Officers or Executive Vice Presidents -- Merchandising (or equivalent position) of the parties for resolution.

          8. Except for obligations relating to the payment of money, neither party shall be liable for any loss, damage or penalty resulting from delays or failures in performance resulting from acts of God or other causes beyond its reasonable control. Each party agrees to notify the other promptly of any circumstance delaying its performance and to resume performance as soon thereafter as is reasonably practicable.

          9. No modification of this Agreement or any waiver of any rights hereunder shall be effective unless assented to in writing by the party to be charged, and the

                                                            *Information deleted
                                                           pursuant to Rule 406.

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waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

          10. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram or telex or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to TJX, to:        The TJX Companies, Inc.
                           770 Cochituate Road
                           Framingham, Massachusetts 01701
                           Telecopier:  (508) 390-2457

     With copies to each:  President and General Counsel

     And with a copy to:   Arthur G. Siler, Esq.
                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110
                           Telecopier:  (617) 951-7050

     If to Brylane:        Brylane, L.P.
                           463 7th Avenue, 21st Floor
                           New York, New York  10018
                           Attention:  Chief Financial Officer
                           Telecopy:  (212) 613-9567

     With a copy to:       John M. Roth Freeman Spogli & Co. Incorporated
                           599 Lexington Avenue, 18th Floor
                           New York, New York  10022
                           Telecopy:  (212) 758-7499

or to such other address as either party herein may designate for itself by notice given as herein provided.

          11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement may not be assigned by either party without the prior written approval of the other party.

          12. This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts without reference to conflict of laws principles.

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          IN WITNESS WHEREOF, The TJX Companies, Inc. and Brylane, L.P. have each caused this Agreement to be executed under seal by its duly authorized officer as of the date first set forth above.


                              THE TJX COMPANIES, INC.



                              By:   /s/    Donald G. Campbell
                                    -------------------------
                                    Name:  Donald G. Campbell
                                    Title: Executive Vice President



                              BRYLANE, L.P.



                              By:   /s/    Peter J. Canzone
                                    -------------------------
                                    Name:  Peter J. Canzone
                                    Title: Authorized Representative

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